Exhibit 10.1

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), is entered into and made effective as of 10th day of February 2006, by and between Biosource America, Inc., a Texas corporation (the “Company”), and BIOsource Fuels, LLC, a Wisconsin limited liability company (“Seller” or the “Secured Party”).

WHEREAS, Seller was formed in 2003 to develop, market, sell and license processes and technology for the synthesis of bio-diesel and other bio-fuels from animal and vegetable based fats, oils and greases (“Seller’s Business”).

WHEREAS, the Company was formed in December 2005 to enter into the global bio-diesel industry through the production, marketing and sales of bio-diesel and related products (the “Company’s Business”);

WHEREAS, the Company, in furtherance of the Company’s Business, desires to purchase and acquire certain of the Seller’s assets related to and used in connection with Seller’s Business, and Seller is willing to sell all of Seller’s right, title and interest in and to such assets to the Company, upon the terms and conditions hereinafter set forth in an Asset Purchase Agreement dated as of February 7, 2006, between the Company and Seller (the “Asset Purchase Agreement”);

WHEREAS, to induce the Seller to enter into the transaction contemplated by the Asset Purchase Agreement and the promissory note referred to therein (the “Note”) (collectively referred to as the “Transaction Documents”), the Company hereby grants to the Secured Party a security interest in and to the pledged property identified on Exhibit “A” hereto (collectively referred to as the “Pledged Property”) until the satisfaction of the Obligations, as defined herein below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree follows:

ARTICLE 1.

DEFINITIONS AND INTERPRETATIONS

Section 1.1.       Recitals.

The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 1.2.       Interpretations.

Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

Section 1.3.       Obligations Secured.

The obligations secured hereby are any and all obligations of the Company to the Secured Party under the Asset Purchase Agreement and the Note, and any other amounts now or hereafter owed to the Secured Party by the Company thereunder or hereunder, including but not limited to principal, interest and other items due under the Note (collectively, the “Obligations”).

ARTICLE 2.

PLEDGED PROPERTY, ADMINISTRATION OF COLLATERAL AND TERMINATION OF SECURITY INTEREST

Section 2.1.       Pledged Property.

(a)       Company hereby pledges to the Secured Party, and creates in the Secured Party for its benefit, a security interest for such time until the Obligations are paid in full, in and to all of the “Purchased Assets” as defined in the Asset Purchase Agreement and as set forth in Exhibit “A” attached hereto and the products thereof and the proceeds of all such items (collectively, the “Pledged Property”).  Secured Party acknowledges that as of the time of the transfer of the Pledged Property from Secured Party to Company, (a) Company and Anamax have entered into a contract (the “Anamax Contract”) for the construction of a bio-diesel plant; and (b) Secured Party executed a contract with Clinton County Bio Energy, LLC dated October 17, 2005 (the “Clinton County Contract”), which contract was assigned to Company under the Asset Purchase Agreement.  Secured Party acknowledges that, subsequent to the closing of the transactions contemplated by the Asset Purchase Agreement, the Company will be in the business of building other bio-diesel plants (in addition to the plants contemplated in the Clinton Contract and the Anamax Contract), either for its own interests or for third parties (the “Post-Closing Business”).  Secured Party acknowledges that it does not have and will not claim any security interests in the plant constructed pursuant to the Anamax Contract, any bio-diesel plants constructed or designed in connection with the Post-Closing Business, notwithstanding the fact that intellectual property rights constituting and included in the Purchased Assets may be embodied in or used in the construction of such plants.  Furthermore, Secured Party acknowledges that Company may acquire in the future intellectual property rights that are not part of the Pledged Property, and that Secured Party does not have and will not claim a security interest in such intellectual property rights.

(b)       Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security interest in the Pledged Property. Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

Section 2.2.       Rights; Interests; Etc.

(a)       So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing:

(i)        the Company shall be entitled to exercise any and all rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms hereof; and

(ii)       the Company shall be entitled to receive and retain any and all payments paid or made in respect of the Pledged Property.

(b)       Upon the occurrence and during the continuance of an Event of Default:

(i)        All rights of the Company to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such rights and to receive and hold as Pledged Property such payments; provided, however, that if the Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Property pursuant to Article 5 hereof, then all cash sums received by the Secured Party, or held by Company for the benefit of the Secured Party and paid over pursuant to Section 2.2(b)(ii) hereof, shall be applied against any outstanding Obligations; and

(ii)       All interest, dividends, income and other payments and distributions which are received by the Company with respect to the Pledged Property, and subject to the provisions of Section 2.2(b)(i) hereof, shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Company and shall be forthwith paid over to the Secured Party; or

(iii)      The Secured Party in its sole discretion shall be authorized to sell any or all of the Pledged Property at public sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the Note as described herein.

(c)       Each of the following events shall constitute a default under this Agreement (each an “Event of Default”):

(i)        any default, whether in whole or in part, shall occur in the payment to the Secured Party of principal, interest or other item due under the Note;

(ii)       any default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed under this Agreement or the Transaction Documents;

(iii)      the Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian,

sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or

(iv)      any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.2(c)(iii) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed to take possession or control of all or a substantial part of the Pledged Property, and any of the foregoing shall continue unstayed and in effect for any period of thirty (30) days.

The rights of Secured Party to declare a default under this Security Agreement shall immediately terminate, and Secured Party shall be obligated to immediately terminate the security interests granted hereunder, upon the later to occur of (1) the payment in full of principal, interest or other item comprising the Obligations and (2) satisfaction of the Company’s obligations under Section 3.3 of the Asset Purchase Agreement.

ARTICLE 3.

Until the Obligations are paid in full, the Secured Party shall have the rights set forth below in this Article 3.  Upon the later to occur of (1) payment in full of principal, interest or other item comprising the Obligations and (2) satisfaction of the Company’s obligations under Section 3.3 of the Asset Purchase Agreement, the rights of Secured Party under this Article 3 shall cease and terminate.

ATTORNEY-IN-FACT; PERFORMANCE

Section 3.1.       Secured Party Appointed Attorney-In-Fact.

Upon the occurrence of an Event of Default, the Company hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Company representing any payments in respect of the Pledged Property or any part thereof and to give full discharge for the same. The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine. To facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property to make payments directly to the Secured Party.

Section 3.2.       Secured Party May Perform.

If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 8.3.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

Section 4.1.       Authorization; Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.2.       Ownership of Pledged Property.

Company represents and warrants that except for the security interest created by this Agreement, Company has not pledged or conveyed any interest in the Pledged Property.  .

ARTICLE 5.

DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

Section 5.1.       Default and Remedies.

(a)       If an Event of Default described in Section 2.2(c)(i) and (ii) occurs, then in each such case the Secured Party may declare the Obligations to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, and the expiration of a ten day cure period, the Obligations shall become immediately due and payable. If an Event of Default described in Sections 2.2(c)(iii) or (iv) occurs and is continuing for the period set forth therein, then the Obligations shall automatically become immediately due and payable without declaration or other act on the part of the Secured Party.

(b)       Upon the occurrence of an Event of Default, the Secured Party shall: (i) be entitled to receive all distributions with respect to the Pledged Property, (ii) to dispose of the Pledged Property in accordance with the provisions of Section 5.2 below, and (iii) to realize upon any and all rights in the Pledged Property then held by the Secured Party.

Section 5.2.       Method of Realizing Upon the Pledged Property: Other Remedies.

Anything to the contrary notwithstanding, upon the occurrence of an Event of Default, the following provisions shall govern the Secured Party’s right to realize upon the Pledged Property:

(a)       Any item of the Pledged Property may be sold for cash or other value in any number of lots at a public auction, with advertisement and notice, (the “Sale Notice”)), which notice period shall in any event is hereby agreed to be - commercially reasonable. At any sale or sales of the Pledged Property, the Company may bid for and purchase the whole or any part of the Pledged Property and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Secured Party. the Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.

(b)       Any cash being held by the Secured Party as Pledged Property and all cash proceeds received by the Secured Party in respect of, sale of, collection from, or other realization upon all or any part of the Pledged Property shall be applied as follows:

(i)        to the payment of all amounts due the Secured Party for the expenses reimbursable to it hereunder or owed to it pursuant to Section 8.3 hereof;

(ii)       to the payment of the Obligations then due and unpaid.

(iii)      the balance, if any, to the Company (except as required by applicable law).

(c)       In addition to all of the rights and remedies which the Secured Party may have pursuant to this Agreement, the Secured Party shall have the rights of a secured party under the Uniform Commercial Code.

(i)        If the Company fails to pay such amounts due upon the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Company, wherever situated.

(ii)       The Company agrees that it shall be liable for any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of the Transaction Documents, including, without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in Section 8.3 hereof.

Section 5.3.       Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or the property of the Company or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Company for the payment of the Obligations), subject to the rights of Previous Security Holders, shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)        to file and prove a claim for the whole amount of the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding), and

(ii)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.

Section 5.4.       Duties Regarding Pledged Property.

The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party’s possession.

ARTICLE 6.

AFFIRMATIVE COVENANTS     The Company covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):

Section 6.1.       Existence, Properties, Etc.

(a)       The Company shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Company’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have an adverse effect upon the Pledged Property; and (b) the Company shall not do, or cause to be done, any act impairing the Company’s corporate power or authority (i) to carry on the Company’s business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party to which it is or will be a party, or perform any of its obligations hereunder or thereunder.

Section 6.2.       Financial Statements and Reports.

The Company shall furnish to the Secured Party such financial data as is published in 10-Q and 10-K reports filed with the Securities and Exchange Commission (SEC)and available to the public.  Company shall provide copies of such reports to the Secured Party in electronic or paper form not later than seven (7) days after the date such reports are filed with the SEC.

Section 6.3.       Accounts and Reports.

The Company shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied and provide, at its sole expense, to the Secured Party the following:

(a)       as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default under the Clinton County contract between Secured Party and Clinton County Bio Energy, LLC (the “Clinton County Contract”, which contract has been assigned to the Company by the Secured Party and has been assumed by the Company) , or any foreclosure or other action respecting any material portion the Pledged Property.

(b)       Section 6.4.            Maintenance of Books and Records; Inspection.

The Company shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any reasonable time during normal business hours to visit and inspect any of the Pledged Property, to discuss same with any officer or director of the Company, and to discuss the status of the Clinton County Contract with Richard Talley (and in the presence of or on a conference telephone call with a representative of the Company, if the Company so requires) .

Section 6.5.       Maintenance and Insurance.

(a)       The Company shall maintain or cause to be maintained, at its own expense, all of its assets and properties in good working order and condition, making all necessary repairs thereto and renewals and replacements thereof.

(b)       The Company shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Company deems reasonably necessary to the Company’s business, (i) adequate to insure any or all of the Pledged Property of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy.

Section 6.6.       Contracts With Respect to Pledged Property.

The Company shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Company is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement.

Section 6.7.       Defense of Collateral, Etc.

The Company shall defend and enforce its right, title and interest in and to any part of: (a) the Pledged Property.  The Company shall use reasonable efforts to defend the Secured Party’s right, title and interest in and to each and every part of the Pledged Property.

Section 6.8.       Payment of Debts, Taxes, Etc.

The Company shall pay, or cause to be paid, all of its indebtedness and other liabilities regarding the Pledged Property, and perform, or cause to be performed, all of its obligations in accordance with the respective terms thereof regarding the Pledged Property, and pay and discharge, or cause to be paid or discharged, all taxes, assessments and other governmental charges and levies imposed upon it regarding the Pledged Property.

Section 6.9.       Taxes and Assessments; Tax Indemnity.

The Company shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law regarding the Pledged Property, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Company regarding the Pledged Property; provided, however, that the Company in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

Section 6.10.     Compliance with Law and Other Agreements.

The Company shall maintain the Pledged Property in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company is bound.

Section 6.11.     Notice of Default.

The Company shall give written notice to the Secured Party of the occurrence of any default or Event of Default under this Agreement or the Transaction Documents.

Section 6.12.     Notice of Litigation.

The Company shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $$250,000, instituted by any persons against the Company, or affecting any of the assets of the Company.

ARTICLE 7.

NEGATIVE COVENANTS

The Company covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, the Company shall not, unless the Secured Party shall consent otherwise in writing:

Section 7.1.       Liens and Encumbrances.

The Company shall not directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in that would be superior to the liens granted herein upon the Pledged Property, or offer or agree to do so.

Section 7.2.       Conduct of Business.

The Company will continue to engage, in the same general type as conducted by it on the date of this Agreement.

Section 7.3.       Places of Business.

The location of the Company’s chief place of business is the Riviana Building, 2777 Allen Parkway, Suite 800, Houston, Texas 77027.

ARTICLE 8.

MISCELLANEOUS

Section 8.1.       Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Party:

Dennis Vignieri

BIOsource Fuels, LLC

c/o Kenosha Beef International, Ltd.

3111 152nd Avenue

P.O. Box 639

Kenosha, Wisconsin 53141

with a copy thereof to:

Michael J. Lund

Cook & Franke, S.C.

660 E. Mason St.

Milwaukee, WI 53202-3877

If to the Company:

J.D. Mcgraw

Biosource America, Inc.

The Riviana Building

2777 Allen Parkway, Suite 800

Houston, Texas 77019

Leonard H. Simon

Pendergraft & Simon, L.L.P.

The Riviana Building

2777 Allen Parkway, Suite 800

Houston, Texas 77019

Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 8.2.       Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 8.3.       Expenses.

In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.

Section 8.4.       Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.

Section 8.5.       Continuing Security Interest.

This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until payment in full of the Obligations; and (ii) be binding upon the Company and its successors and heirs and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full of the Obligations, the Company shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof.

Section 8.6.       Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Section 8.7.       Applicable Law: Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Wisconsin without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Kenosha or Milwaukee Counties, Wisconsin, and expressly consent to the jurisdiction and venue of the Circuit Court of Wisconsin, sitting in Kenosha County and the United States District Court for the Eastern District of Wisconsin sitting in Milwaukee, Wisconsin for the adjudication of any civil action asserted pursuant to this Paragraph.

Section 8.8.       Entire Agreement.

This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Biosource America, Inc. (Company)

By:	/s/ Kenneth T. Hern
Kenneth T. Hern, Chairman and
Chief Executive Officer

BIOsource Fuels, LLC (Seller/Secured Party)

By:	KENOSHA BEEF INTERNATIONAL, LTD.,
Member

	By:	/s/ Jerome King
Chief Financial Officer

EXHIBIT A

DEFINITION OF PLEDGED PROPERTY

For the purpose of securing prompt and complete payment and performance by the Company of all of the Obligations, the Company unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following Pledged Property of the Company:

[INSERT DESCRIPTION FROM ASSET PURCHASE AGREEMENT]